FORM OF
                       COMMUNITY CAPITAL BANCSHARES, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT


     THIS AGREEMENT is made as of February 24, 2003 (the "Grant Date"), by and between COMMUNITY CAPITAL BANCSHARES, INC. (the "Company") and ___________ (the "Optionee").

                                   WITNESSETH

     WHEREAS, the Company desires to grant to the Optionee a non-qualified stock option to purchase shares of the common stock of the Company; and

     WHEREAS, the Company and the Optionee wish to confirm the terms and conditions of the option;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, it is hereby agreed between the parties hereto as follows:


                                    SECTION I
                                 GRANT OF OPTION

     1.1  Grant  of  Option.  Subject  to  the  terms, restrictions, limitations
          -----------------
and conditions stated herein, the Company hereby grants to the Optionee a non-qualified stock option (the "Option") to purchase all or any part of 10,000 shares (the "Option Shares") of the Company's common stock, $1.00 par value per share (the "Common Stock"). The exercise price for each share of Common Stock is $10.18 per share (the "Exercise Price"), subject to adjustment as provided in
Section 3.1 hereof. The Exercise Price is equal to the Fair Market Value of a share of Common Stock on the Grant Date.

     1.2   Exercise  of  Option.
           --------------------

          (a) The Option shall be exercisable as to all or any portion of the Option Shares during the Option Period (as defined in Section 1.5 hereof) by the delivery to the Company, at its principal place of business, of a written notice of exercise in substantially the form attached hereto as
     Exhibit 1, which shall be actually delivered to the Company no earlier than
     ---------
     thirty (30) days and no later than ten (10) days prior to the date upon which Optionee desires to exercise all or any portion of the Option; and

          (b) payment to the Company of the Exercise Price , multiplied by the number of Option Shares being purchased (the "Purchase Price"), as provided in Section 1.3.

          (c) Notwithstanding any other provision herein, the Company, at the direction of the Office of the Comptroller of the Currency or any successor federal agency ("OCC"), may require the Optionee to exercise the Option in whole or in part if the capital of any bank which is an affiliate of the Company falls below minimum requirements, as determined by the OCC or the Georgia Department of Banking and Finance and, if the Optionee fails to exercise any portion of the Option as so directed, that portion of the Option shall be forfeited.

Upon acceptance of such notice and receipt of payment in full of the Purchase Price and applicable tax withholding liability, the Company shall cause to be issued a certificate representing the Option Shares purchased.

     1.3  Purchase  Price.  Payment  of  the  Purchase Price for all or any part
          ---------------
of the Option Shares purchased pursuant to the exercise of an Option shall be made in cash or certified check or, alternatively, as follows:

          (a) by delivery to the Company of a number of shares of Common Stock which have been owned by the Optionee for at least six (6) months prior to the date of the Option's exercise having an aggregate Fair Market Value on the date of exercise either equal to the Purchase Price or in combination with cash or a certified check to equal the Purchase Price; or

          (b) if and when the Common Stock becomes traded by brokers, whether on a national securities exchange or otherwise, by receipt of the Purchase Price in cash from a broker, dealer or other "creditor" as defined by Regulation T issued by the Board of Governors of the Federal Reserve System following delivery by the Optionee to the Company of instructions in a form acceptable to the Company regarding delivery to such broker, dealer or other creditor of that number of Option Shares with respect to which the Option is exercised.

     1.4  Withholding.  The  Optionee  must  satisfy  any  federal,  state  and
          -----------
local, if any, withholding taxes imposed by reason of the exercise of the Option either by paying to the Company the full amount of the withholding obligation in cash; by tendering shares of Common Stock which have been owned by the Optionee for at least six (6) months prior to the date of exercise having a Fair Market Value equal to the withholding obligation; by electing, irrevocably and in writing in substantially the form attached hereto as Exhibit 2 (a "Withholding
                                                       ---------
Election"), to have the actual number of shares of Common Stock issuable upon exercise reduced by the smallest number of whole shares of Common Stock which, when multiplied by the Fair Market Value of the Common Stock as of the date the Option is exercised, is sufficient to satisfy the amount of the withholding tax; or by any combination of the above. The Optionee may make a Withholding Election only if the following conditions are met:

          (a) the Withholding Election is made on or prior to the date on which the amount of tax required to be withheld is determined by executing and delivering to the Company a properly completed Withholding Election; and

          (b) any Withholding Election made will be irrevocable; however, the Company may, in its sole discretion, disapprove and give no effect to any Withholding Election.

     1.5  Term  and  Termination  of  Option.  The  term  of  the  Option  (the
          ----------------------------------
"Option Period") shall commence on the Grant Date and end, generally, on the earlier of (a) the tenth (10th) anniversary of the Grant Date; or (b) ninety
(90) days following the date the Optionee ceases to be an employee of the Company or an affiliate. Upon the expiration of the Option Period, the Option and all unexercised rights granted to Optionee hereunder shall terminate, and thereafter be null and void.

     1.6  Vesting  Provisions.  The  Option  Shares  shall  become vested in the
          -------------------
manner provided in the Vesting Schedule attached hereto; provided, however, that all Option Shares shall become vested no later than the date of a Change in Control, or any earlier date specified by the Company in writing to the Optionee subsequent to or contemporaneously with a determination by the Company that a Change in Control is imminent.

     1.7  Rights  as  Shareholder.  Until  the stock certificates reflecting the
          -----------------------
Option Shares accruing to the Optionee upon exercise of the Option are issued to the Optionee, the Optionee shall have no rights as a shareholder with respect to such Option Shares. The Company shall make no adjustment for any dividends or distributions or other rights on or with respect to Option Shares for which the record date is prior to the issuance of that stock certificate.

     1.8  Special  Limitation  on  Exercise.  No  purported  exercise  of  the
          ---------------------------------
Option shall be effective without the approval of the Company, which may be withheld to the extent that the exercise, either individually or in the aggregate together with the exercise of other previously exercised stock options and/or offers and sales pursuant to any prior or contemplated offering of securities, would, in the sole and absolute judgment of the Company, require the filing of a registration statement with the United States Securities and Exchange Commission or with the securities commission of any state. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities law with respect to shares of Common Stock purchasable or otherwise deliverable under the Option, the Optionee (a) shall deliver to the Company, prior to the exercise of the Option or as a condition to the delivery of Common Stock pursuant to the exercise of an Option exercise, such information, representations and warranties as the Company may reasonably request in order for the Company to be able to satisfy itself that the Option
Shares are being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws and (b) shall agree that the shares of Common Stock so acquired will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities law.


                                    SECTION 2
                    RESTRICTIONS ON TRANSFER OF OPTION SHARES

     2.1  Restriction  on  Transfer  of  Option and of Option Shares. The Option
          ------------------------------------------------------
evidenced hereby is nontransferable other than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee (or in the event of his disability, by his personal representative) and after his death, only by his legatee or the executor of his estate.

     2.2  Legend  on  Stock  Certificates.  Certificates  evidencing  the Option
          ------------------------------
Shares, to the extent appropriate at the time, shall have noted conspicuously on the certificates a legend intended to give all persons full notice of the existence of the conditions, restrictions, rights and obligations set forth herein, such as those below:

                             Transfer is Restricted

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION UNDER SUCH ACT COVERING SUCH SECURITIES, (2) THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR (3) THE ISSUER RECEIVES AN OPINION

     OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT.


                                    SECTION 3
                               GENERAL PROVISIONS

     3.1  Changes  in  Capitalization.
          ---------------------------

          (a) If the number of shares of Common Stock shall be increased or decreased by reason of a subdivision or combination of shares of Common Stock, the payment of a stock dividend in shares of Common Stock or any other increase or decrease in the number of shares of Common Stock outstanding effected without receipt of consideration by the Company, an appropriate adjustment shall be made by the Company, in a manner determined in its sole discretion, in the number and kind of Option Shares and in the Exercise Price.

          (b) In the event of a Change in Control or other corporate transaction pursuant to which the Company is not the surviving entity and the surviving entity does not agree to the assumption of the Option, the Company may elect to terminate the Option Period as of the effective date of the Change in Control in consideration of the payment to the Optionee of the sum of the difference between the then aggregate Fair Market Value of the Common Stock and the aggregate Exercise Price for each Option Share which has not been exercised as of the effective date of the Change in Control.

          (c) The existence of the Option granted pursuant to this Agreement shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding. Any adjustment pursuant to this Section may provide, in the Company's discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Option.

     3.2  Governing  Laws.  This  Agreement  shall  be  construed,  administered
          ---------------
and enforced according to the laws of the State of Georgia.

     3.3  Successors.  This  Agreement  shall  be  binding upon and inure to the
          ----------
benefit of the heirs, legal representatives, successors and permitted assigns of the Optionee and the Company.

     3.4  Notice.  Except  as  otherwise  specified  herein,  all  notices  and
          ------
other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

     3.5     Severability.  In  the event that any one or more of the provisions
             ------------
or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

     3.6     Entire Agreement. This Agreement expresses the entire understanding
             ----------------
of the parties with respect to the Option.

     3.7     Violation.  Any  transfer,  pledge,  sale,  assignment,  or
             ---------
hypothecation of the Option or any portion thereof shall be a violation of the terms of this Agreement and shall be void and without effect.

     3.8     Headings  and  Capitalized Terms.  Section headings used herein are
             --------------------------------
for convenience of reference only and shall not be considered in construing this.

     3.9     Specific  Performance.  In  the  event  of any actual or threatened
             ---------------------
default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

     3.10     No  Right  to  Continued  Retention.  The  award  of Option Shares
              -----------------------------------
hereunder shall not be construed as giving the Optionee the right to continue as an employee of the Company or any affiliate.


                                    SECTION 4
                                   DEFINITIONS

     4.1     "Change in Control" means any one of the following events which may
              -----------------
occur after the Grant Date and without the approval of the Board of Directors of the Company:

          (a) the acquisition by any individual, entity or "group", within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended, (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of
     1934) of voting securities of the Company where such acquisition causes any such Person to own twenty-five percent (25%) or more or the combined voting power of the then outstanding voting securities then entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this Section 4.2(a), the following shall not be deemed to result in a Change in Control, (I) any acquisition directly from the Company, unless such a Person subsequently acquires additional shares of Outstanding Voting Securities other than from the Company, in which case any such subsequent acquisition shall be deemed to be a Change in Control; or (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company;

          (b) a merger, consolidation, share exchange, combination, reorganization or like transaction involving the Company in which the stockholders of the Company immediately prior to such transaction do not own at least fifty percent (50%) of the value or voting power of the issued and outstanding capital stock of the Company or its successor immediately after such transaction;

          (c) the sale or transfer (other than as security for the Company's obligations) of more than fifty percent (50%) of the assets of the Company in any one transaction or a series of related transactions occurring within a one (1) year period in which the Company, any corporation controlled by the Company or the stockholders of the Company immediately prior to the transaction do not own at least fifty percent (50%) of the value or voting power of the issued and outstanding equity securities of the acquiror immediately after the transaction;

          (d) the sale or transfer of more than fifty percent (50%) of the value or voting power of the issued and outstanding capital stock of the Company by the holders thereof in any one transaction or a series of related transactions occurring with a one (1) year period in which the Company, any corporation controlled by the Company or the stockholders of the Company immediately prior to the transaction do not own at least fifty percent (50%) of the value or voting power of the issued and outstanding equity securities of the acquiror immediately after the transaction; or

          (e)  the  dissolution  or  liquidation  of  the  Company.

     4.2  "Fair  Market  Value"  refers to the determination of value of a share
          --------------------
of Common Stock. If the Common Stock is actively traded on any national securities exchange or any Nasdaq quotation or market system, Fair Market Value shall mean the closing price at which sales of Common Stock shall have been sold on the most recent trading date immediately prior to the date of determination, as reported by any such exchange or system selected by the Company on which the shares of Common Stock are then traded. If the shares of Common Stock are not actively traded on any such exchange or system, Fair Market Value shall mean the arithmetic mean of the bid and asked prices for the shares of Common Stock on the most recent trading date within a reasonable period prior to the determination date as reported by such exchange or system. If there are no bid and asked prices within a reasonable period or if the shares of Common Stock are not traded on any exchange or system as of the determination date, Fair Market Value shall mean the fair market value of a share of Stock as determined by the Company taking into account such facts and circumstances deemed to be material by the Company to the value of the Common Stock in the hands of the Optionee, determined by the Company without regard to any restriction other than a restriction which, by its terms, will never lapse. Fair Market Value as determined by the Company shall be final, binding and conclusive upon the Optionee. Fair Market Value of a share of Common Stock may be determined by the Company by reference to the average market value determined over a period certain or as of specified dates, to a tender offer price for the shares of Common Stock (if settlement of an award is triggered by such an event) or to any other reasonable measure of fair market value.


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
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      COMMUNITY CAPITAL BANCSHARES, INC.

                                      By:
                                         ---------------------------------
                                      Title:
                                            ------------------------------

ATTEST:

-------------------------

Title:
      -------------------
                                       OPTIONEE:

                                       -----------------------------------

                                    EXHIBIT 1
                                    ---------

                              NOTICE OF EXERCISE OF
                            STOCK OPTION TO PURCHASE
                                 COMMON STOCK OF
                       COMMUNITY CAPITAL BANCSHARES, INC.


                                         Name
                                             -----------------------------------
                                         Address
                                                --------------------------------

                                         ---------------------------------------
                                         Date
                                             -----------------------------------




Community Capital Bancshares, Inc.
2815 Meredyth Drive
Albany, Georgia 31707

Attention:     President

Re:   Exercise of Non-Qualified Stock Option

Gentlemen:

     Subject to acceptance hereof by Community Capital Bancshares, Inc. (the "Company"), I hereby give notice of my election to exercise options granted to me to purchase ______________ shares of common stock of the Company ("Common Stock") under the Non-Qualified Stock Option Agreement (the "Agreement") dated as of February 24, 2003. The purchase shall take place as of ______________________, 200_ (the "Exercise Date").

     On or before the Exercise Date, I will pay the applicable purchase price as follows:

     [ ] by delivery of cash or a certified check for $___________ for the full purchase price payable to the order of Community Capital Bancshares, Inc.

     [ ] by delivery of cash or a certified check for $___________ representing a portion of the purchase price with the balance to consist of shares of Common Stock that I have owned for at least six months and that are represented by a stock certificate I will surrender to the Company with my endorsement. If the number of shares of Common Stock represented by such stock certificate exceed the number to be applied against the purchase price, I understand that a new stock certificate will be issued to me reflecting the excess number of shares.

     [ ] by delivery of a stock certificate representing shares of Common Stock that I have owned for at least six months which I will surrender to the Company with my endorsement as payment of the purchase price.
          If  the  number  of  shares  of  Common


                            Exhibit 1 - Page 1 of 4

          Stock represented by such certificate exceed the number to be applied against the purchase price, I understand that a new certificate will be issued to me reflecting the excess number of shares.

     [ ] by delivery of the purchase price by _________________________, a broker, dealer or other "creditor" as defined by Regulation T issued by the Board of Governors of the Federal Reserve System. I hereby authorize the Company to issue a stock certificate for the number of shares indicated above in the name of said broker, dealer or other creditor or its nominee pursuant to instructions received by the Company and to deliver said stock certificate directly to that broker, dealer or other creditor (or to such other party specified in the instructions received by the Company from the broker, dealer or other creditor) upon receipt of the purchase price.

     The required federal, state and local income tax withholding obligations, if any, on the exercise of the Option shall also be paid on or before the Exercise Date in cash or with previously owned shares of Common Stock, as provided in the Agreement, or in the manner provided in the Withholding Election previously tendered or to be tendered to the Company no later than the Exercise Date.

     As soon as the stock certificate is registered in my name, please deliver it to me at the above address.

     If the Common Stock being acquired is not registered for issuance to and resale by the Optionee pursuant to an effective registration statement on Form S-8 (or successor form) filed under the Securities Act of 1933, as amended (the "1933 Act"), I hereby represent, warrant, covenant, and agree with the Company as follows:

          The shares of the Common Stock being acquired by me will be acquired for my own account without the participation of any other person, with the intent of holding the Common Stock for investment and without the intent of participating, directly or indirectly, in a distribution of the Common Stock and not with a view to, or for resale in connection with, any distribution of the Common Stock, nor am I aware of the existence of any distribution of the Common Stock;

          I am not acquiring the Common Stock based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Common Stock but rather upon an independent examination and judgment as to the prospects of the Company;

          The Common Stock was not offered to me by means of publicly disseminated advertisements or sales literature, nor am I aware of any offers made to other persons by such means;

          I am able to bear the economic risks of the investment in the Common Stock, including the risk of a complete loss of my investment therein;

          I understand and agree that the Common Stock will be issued and sold to me without registration under any state law relating to the registration of securities for sale, and will be


                            Exhibit 1 - Page 2 of 4
     issued and sold in reliance on the exemptions from registration under the 1933 Act, provided by Sections 3(b) and/or 4(2) thereof and the rules and regulations promulgated thereunder;

          The Common Stock cannot be offered for sale, sold or transferred by me other than pursuant to: (A) an effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act; and (B) evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdictions. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws;

          The Company will be under no obligation to register the Common Stock or to comply with any exemption available for sale of the Common Stock without registration or filing, and the information or conditions necessary to permit routine sales of securities of the Company under Rule 144 under the 1933 Act are not now available and no assurance has been given that it or they will become available. The Company is under no obligation to act in any manner so as to make Rule 144 available with respect to the Common Stock;

          I have and have had complete access to and the opportunity to review and make copies of all material documents related to the business of the Company, including, but not limited to, contracts, financial statements, tax returns, leases, deeds and other books and records. I have examined such of these documents as I wished and am familiar with the business and affairs of the Company. I realize that the purchase of the Common Stock is a speculative investment and that any possible profit therefrom is uncertain;

          I have had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all material information reasonably available with respect to the Company and its affairs. I have received all information and data with respect to the Company which I have requested and which I have deemed relevant in connection with the evaluation of the merits and risks of my investment in the Company;

          I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the purchase of the Common Stock hereunder and I am able to bear the economic risk of such purchase; and

          The agreements, representations, warranties and covenants made by me herein extend to and apply to all of the Common Stock of the Company issued to me pursuant to this Agreement. Acceptance by me of the certificate representing such Common Stock shall constitute a confirmation by me that all such agreements, representations, warranties and covenants made herein shall be true and correct at that time.

     I understand that the certificates representing the shares being purchased by me in accordance with this notice shall bear a legend referring to the foregoing covenants, representations and warranties and restrictions on transfer, and I agree that a legend to that effect may be placed on any certificate which may be issued to me as a substitute for the certificates being acquired by me in accordance with this notice. I further understand that capitalized terms


                            Exhibit 1 - Page 3 of 4
used in this Notice of Exercise without definition shall have the meanings given to them in the Agreement.

                                            Very truly yours,


                                            ------------------------------------
AGREED TO AND ACCEPTED:

COMMUNITY CAPITAL BANCSHARES, INC.

By:
   ------------------------------------

Title:
      ---------------------------------

Number of Shares Exercised:
                           ------------

Number of Shares Remaining:                               Date:
                           ------------                        -------------


                            Exhibit 1 - Page 4 of 4

                                    EXHIBIT 2
                                    ---------

                         NOTICE OF WITHHOLDING ELECTION
                       COMMUNITY CAPITAL BANCHSARES, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT


TO:       Community Capital Bancshares, Inc.
          Attn:  Corporate Secretary

FROM:
          ----------------------------------

RE:       Withholding  Election


          This election relates to the Option identified in Paragraph 3 below. I hereby certify that:

     (1) My correct name and social security number and my current address are set forth at the end of this document.

     (2)  I am (check one, whichever is applicable).

          []   the original recipient of the Option.

          [] the legal representative of the estate of the original recipient of the Option.

          []   a legatee of the original recipient of the Option.

          []   the legal guardian of the original recipient of the Option.

     (3) The Option pursuant to which this election relates was issued in the name of _____________ for the purchase of a total of 10,000 shares of Common Stock. This election relates to _____________ shares of Common Stock issuable upon exercise of the Option, provided that the numbers set forth above shall be deemed changed as appropriate to reflect the applicable provisions of the Agreement.

     (4) In connection with any exercise of the Option with respect to Common Stock, I hereby elect to have certain shares issuable pursuant to the exercise withheld by the Company for the purpose of having the value of the shares applied to pay federal, state and local, if any, taxes arising from the exercise. The shares to be withheld shall have, as of the date of exercise applicable to the exercise, a fair market value equal to the minimum statutory tax withholding requirement under federal, state and local law in connection with the exercise.

     (5) This Withholding Election is made no later than the date of exercise and is otherwise timely made pursuant to the Agreement.

     (6) I understand that this Withholding Election may not be revised, amended or revoked by me.


                             Exhibit 2 - Page 1 of 2

     (7) I further understand that the Company shall withhold from the Common Stock a whole number of shares of Common Stock having the value specified in Paragraph 4 above.

     (8) I have no reason to believe that any of the conditions therein to the making of this Withholding Election have not been met.

     (9) Capitalized terms not otherwise defined in this Withholding Election shall have the meaning ascribed to them in the Agreement.

Dated:
      -------------------------------


-------------------------------------
Signature


-------------------------------------
Name (printed)


-------------------------------------
Street Address


-------------------------------------
City, State, Zip Code


                             Exhibit 2 - Page 2 of 2

                                   SCHEDULE I
                      TO COMMUNITY CAPITAL BANCSHARES, INC.
                        NON-QUALIFIED STOCK OPTION AWARD

                                Vesting Schedule
                                ----------------

A. "Vested Shares" means only that percentage of the number of shares of Common Stock subject to the Option as to which the Option becomes exercisable following completion of the years of service indicated in the schedule below.

            Percentage of Shares             Years of Service
          Which are Vested Shares            after Grant Date
          -----------------------            ----------------


                    20%                         1 year

                    40%                         2 years

                    60%                         3 years

                    80%                         4 years

                    100%                        5 years



B. For purposes of the Vesting Schedule, Optionee shall be granted a year of service for each consecutive twelve-consecutive-month period following the Grant Date and during which Optionee continues, at all times, as an employee of the Company or an affiliate.

c. The right of Optionee to vest in Common Stock shall cease upon the termination of his employment with the Company or an affiliate, whether by reason of death, disability or otherwise and, thereafter, no further Option Shares shall become vested; and the Option shall be exercisable only during the Option Period.


                            Schedule I - Page 1 of 1